UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of February 11, 2010, Aon Corporation (“Aon”) and its subsidiaries and affiliates entered into an amended and restated agreement (the “Amended Settlement Agreement”) with the Attorney General of the State of New York, the Attorney General of the State of Illinois, the Attorney General of the State of Connecticut, the Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation (now known as the Illinois Department of Insurance) and the Superintendent of Insurance of the State of New York (the “State Agencies”).

The Amended Settlement Agreement supersedes and replaces the agreement dated March 4, 2005, as amended from time to time (the “Original Settlement Agreement”), among Aon and its subsidiaries and affiliates and the Attorney General of the State of New York, the Superintendent of Insurance of the State of New York, the Attorney General of the State of Connecticut, the Illinois Attorney General, and the Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation, including, without limitation, the provisions contained in Section B, paragraph 10, which prohibited Aon from directly or indirectly accepting from or requesting of any insurer any contingent compensation.

The Amended Settlement Agreement requires Aon to provide, in New York and each of the other 49 states of the United States, the District of Columbia, and U.S. territories, compensation disclosure that complies, at a minimum, with the requirements of 11 NYCRR 30 (Regulation No. 194), as may be amended from time to time, or the provisions of the Original Settlement Agreement, as existed prior to the adoption of the Amended Settlement Agreement.  In addition, Aon is required to provide compensation disclosure that complies with any rules, regulations or guidance promulgated or issued by the attorneys general or insurance departments within the States of Illinois or Connecticut and any other states in which Aon conducts business.

In addition, under the Amended Settlement Agreement Aon agrees to:  (i) maintain its compliance programs and continue to provide appropriate training to relevant employees in business ethics, professional obligations, conflicts of interest and antitrust and trade practices compliance; and (ii) refrain from engaging in certain prohibited activities.

Notwithstanding the Amended Settlement Agreement, Aon remains bound by:  (i) the Settlement Agreement entered into on or about May 21, 2008 by and between the Florida Department of Financial Services, the Florida Department of Legal Affairs, Office of the Attorney General, the Florida Office of Insurance Regulation, and Aon; and (ii) the Agreement entered into on or about May 3, 2006 by and between certain insurance regulator members of the National Association of Insurance Commissioners of 29 states, the District of Columbia and Guam and Aon, both of which prohibit Aon from directly or indirectly accepting from or requesting of any insurer contingent compensation, and impose certain business reforms.

The foregoing summary of the Amended Settlement Agreement contained in this Item 1.01 is qualified in its entirety by reference to the terms and provisions of the Amended Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

Effective as of February 11, 2010, Aon and its subsidiaries and affiliates and the State Agencies entered into the Amended Settlement Agreement, which supersedes and replaces the Original Settlement Agreement.

The summary of the Amended Settlement Agreement is contained in Item 1.01 of this Current Report on Form 8-K, and such summary is qualified in its entirety by reference to the terms and provisions of the Amended Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

On February 16, 2010, Aon issued a press release announcing the execution of the Amended Settlement Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit

10.1

Amended and Restated Agreement among the Attorney General of the State of New York, the Superintendent of Insurance of the State of New York, the Attorney General of the State of Connecticut, the Illinois Attorney General, the Director of the Illinois Department of Insurance, and Aon Corporation and its subsidiaries and affiliates effective as of February 11, 2010.

99.1	Press Release issued by Aon on February 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Gregory C. Case
Gregory C. Case
President and Chief Executive Officer

Date: February 16, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Amended and Restated Agreement among the Attorney General of the State of New York, the Superintendent of Insurance of the State of New York, the Attorney General of the State of Connecticut, the Illinois Attorney General, the Director of the Illinois Department of Insurance, and Aon Corporation and its subsidiaries and affiliates effective as of February 11, 2010.

99.1	Press Release issued by Aon on February 16, 2010.